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                        UNANIMOUS WRITTEN CONSENT OF THE SOLE
                                     DIRECTOR OF
                                 WEI ACQUISITION CO.,
                                A DELAWARE CORPORATION


         The undersigned, being the sole director of WEI Acquisition Co., a Delaware corporation (the "Company"), acting pursuant to the authority of
Section 141(f) of the General Corporation Law of the State of Delaware, hereby consents to the adoption of the following recitals and resolutions:

ASSET PURCHASE AGREEMENT.

         WHEREAS, this Board has been presented with a form of Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company, as the Buyer, and Wherehouse Entertainment, Inc., a Delaware corporation, and its parent WEI Holdings, Inc., together as the Sellers, pursuant to which the Company will purchase from Sellers and Sellers will sell to Buyer substantially all of the assets and the Company will assume substantially all of the liabilities of the Sellers; and

         WHEREAS, this Board has also been presented with certain agreements and documents to be executed and delivered by the Company in connection with the Asset Purchase Agreement, including, without limitation a Bill of Sale, a Trademark Assignment, a Patent Assignment, an Assumption Agreement, a Liquidation Agent Agreement, a Tranche A Warrant Agreement, a Tranche B Warrant Agreement, a Tranche C Warrant Agreement, an Employee Benefit Plans Assignment and Assumption Agreement and an Affidavit of Property Value (each such document, together with the Asset Purchase Agreement, collectively, the "Purchase Documents").

         NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Purchase Documents are in all respects authorized, approved and adopted, and that the execution and delivery of each Purchase Document and all other actions taken by and documents delivered on behalf of the Company in connection therewith be, and hereby are, in all respects approved, ratified and confirmed as the acts and deeds of the Company;

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to negotiate, execute, deliver and perform the Asset Purchase Agreement, the other Purchase Documents and each other agreement, certificate or other document to be executed and delivered by the Company in connection therewith, with such additions, deletions, modifications or other changes thereto as the officer executing the same shall have

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determined to be desirable or appropriate, such determination to be conclusively evidenced by the execution thereof;

         RESOLVED FURTHER, that the issuance by the Company of the shares of the Company's common stock, par value $0.01 per share (the "Common Stock") in accordance with the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996 (the "Plan") filed by the Sellers, and with the Asset Purchase Agreement, be and hereby is, approved; that upon receipt by the Company of the full consideration for such shares in accordance with the Plan and the Asset Purchase Agreement, the proper officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company, to issue certificates representing such shares of Common Stock; that the par value thereof be designated as capital in the accounts of the Company; and that, upon the issuance of such certificates, the shares of Common Stock represented thereby shall be validly issued, fully paid, and non-assessable; and

         RESOLVED, that the issuance by the Company of the three tranches of warrants in accordance with the Plan (the "Warrants") and with the Asset Purchase Agreement be, and hereby is, approved; that upon receipt by the Company of the full consideration for such Warrants in accordance with the Plan and the Asset Purchase Agreement, the proper officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company and under its corporate seal, to issue certificates representing such Warrants; that upon the proper exercise of the Warrants into shares of Common Stock and the receipt by the Company of the full exercise price for such shares in accordance with the Warrant Agreements under which the Warrants were issued, the proper officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company, to issue certificates representing such shares of Common Stock; that the par value thereof be designated as capital in the accounts of the Company; and that, upon the issuance of such certificates, the shares of Common Stock represented thereby shall be validly issued, fully paid, and non-assessable.

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         RESOLVED FURTHER, that any and all actions previously taken by any officer of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby is, ratified, confirmed and approved as the act and deed of the Company.

REGISTRATION RIGHTS AGREEMENT WITH SENIOR LENDERS

         WHEREAS, this Board has been presented with a form of Registration Rights Agreement (the "Registration Rights Agreement") between the Company, Cerberus Partners, L.P., CS First Boston Securities Corporation and Bank of America, Illinois, who are the senior lenders to the Sellers (the "Senior Lenders") under the Plan, pursuant to which the Company will grant to the Senior Lenders certain registration rights in respect of the shares of Common Stock to be issued to the Senior Lenders under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Registration Rights Agreement is in all respects authorized, approved and adopted, and that the execution and delivery of the Registration Rights Agreement and all other actions taken by and documents delivered on behalf of the Company in connection therewith be, and hereby are, in all respects approved, ratified and confirmed as the acts and deeds of the Company;

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         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to negotiate, execute, deliver and perform the Registration Rights Agreement and each other agreement, certificate or other document to be executed and delivered by the Company in connection therewith, with such additions, deletions, modifications or other changes thereto as the officer executing the same shall have determined to be desirable or appropriate, such determination to be conclusively evidenced by the execution thereof;

         RESOLVED FURTHER, that any and all actions previously taken by any officer of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby is, ratified, confirmed and approved as the act and deed of the Company.


ELECTION OF DIRECTORS

         WHEREAS, the Plan provides that Antonio C. Alvarez II, Bruce Ogilvie, Joe Smith and Jonathan Gallen, together with Robert C. Davenport, shall be elected to the Board of Directors of the Company and that Antonio C. Alvarez II shall serve as the Chairman of the Board of Directors;

          NOW, THEREFORE, BE IT RESOLVED, that Antonio C. Alvarez II, Bruce Ogilvie, Joe Smith and Jonathan Gallen be, and hereby are, elected to the Board of Directors of the Company and that Antonio C. Alvarez II shall serve as the Chairman of the Board of Directors, such election, in each case, to be effective upon the effectiveness of the Plan, to hold office until his successor is elected in accordance with the Bylaws of the Company;

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         RESOLVED FURTHER, that Robert C. Davenport shall continue to serve on the Board of Directors of the Company until his successor is elected in accordance with the Bylaws of the Company;

         RESOLVED FURTHER, that any and all actions previously taken by any officer of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby is, ratified, confirmed and approved as the act and deed of the Company.


AMENDMENT OF BYLAWS

         WHEREAS, Section 3 of Article III of the Bylaws of the Company provides as follows:

         Special meetings of the stockholders, for any purpose whatsoever, may be called by the board of directors or by the holders of a majority of shares then entitled to vote at an election of directors.

         WHEREAS, the Board desires to amend Section 3 of Article III of the Bylaws of the Company as provided below;

         NOW, THEREFORE, BE IT RESOLVED, that Section 3 of Article III of the Bylaws of the Company be amended to read as follows, such amendment to be effective upon the effectiveness of the Plan:

         Special meetings of the stockholders, for any purpose whatsoever, may be called by the board of directors or by the holders of at least 35% of shares then entitled to vote at an election of directors.

         RESOLVED FURTHER, that any and all actions previously taken by any officer of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby is, ratified, confirmed and approved as the act and deed of the Company.


ALVAREZ & MARSAL AGREEMENTS.

         WHEREAS, this Board has been presented with a form of Management Services Agreement (draft dated January 25, 1997) (the "Management Agreement") between the Company, Alvarez & Marsal, Inc. ("A&M"), Antonio C. Alvarez II ("Alvarez"), A&M Investments Associates #3, LLC (the "Affiliate") and Cerberus Partners, L.P., pursuant to which the Company will, among other things, engage the management services of A&M and Alvarez, sell to the Affiliate shares of the Company's common stock and make a loan to Antonio C. Alvarez II in connection therewith, and grant to the Affiliate options to purchase the Company's common stock, all as set forth therein; and

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         WHEREAS, this Board has also been presented with certain agreements and documents to be executed and delivered or accepted by the Company in connection with the Management Agreement, including, without limitation a Stock Subscription Agreement, an Alvarez Promissory Note to be made by Alvarez in favor of the Company, a Secured Recourse Promissory Note to be made by the Affiliate in favor of the Company, a Secured Non-Recourse Promissory Note to be made by the Affiliate in favor of the Company, a Stock Pledge Agreement, a Registration Rights Agreement, a Non-Transferrable Stock Option Agreement and a Tax-Audit Notification Agreement (each such document, together with the Management Agreement, collectively, the "A&M Documents").

         NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the A&M Documents are in all respects authorized, approved and adopted, and that the execution and delivery of each A&M Document and all other actions taken by and documents delivered on behalf of the Company in connection therewith be, and hereby are, in all respects approved, ratified and confirmed as the acts and deeds of the Company;

         RESOLVED FURTHER, that the Board deems that the A&M Documents and the transactions contemplated therein, including the transactions approved in the second RESOLVED FURTHER paragraph below, may reasonably be expected to benefit the Company;

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to negotiate, execute, deliver and perform the Management Agreement, the other A&M Documents and each other agreement, certificate or other document to be executed and delivered by the Company in connection therewith and all the transactions contemplated therein, with such additions, deletions, modifications or other changes thereto as the officer executing the same shall have determined to be desirable or appropriate, such determination to be conclusively evidenced by the execution thereof;

         RESOLVED FURTHER, that (i) the making of the loan to Anthony C. Alvarez II in the amount of $5,340,000 and the acceptance of the Alvarez Promissory Note in consideration therefor, (ii) the issuance and sale by the Company of 1,100,000 shares of Common Stock to A&M Investment Associates #3, LLC, a Delaware limited liability company ("A&M"), for a purchase price of $6,340,000 to be paid in cash, pursuant to the Stock Subscription Agreement dated as of January 31, 1997 between the Company and A&M, and (iii) the exchange of the Alvarez Promissory Note for the Secured Non-Recourse Promissory Note in the principal amount of $5,005,000 and the Secured Recourse Promissory Note in the principal amount of $335,000 made by A&M Investment Associates #3 LLC, be and hereby are, approved; that upon receipt by the Company of the full cash consideration for such shares of Common Stock, the proper officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company, to issue certificates representing such shares of Common Stock; that the par value thereof be designated as capital in the accounts of the Company; and that, upon the issuance of such certificates, the shares of Common Stock represented thereby shall be validly issued, fully paid, and non-assessable;

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         RESOLVED FURTHER, that the issuance by the Company to A&M of options to purchase [993,380] shares of Common Stock (the "Options") pursuant to a Non-Transferrable Stock Option Agreement dated as of January 31, 1997 between the Company and A&M (the "Option Agreement") be, and hereby is, approved;
that upon the proper exercise of the Options into shares of Common Stock and the receipt by the Company of the full exercise price for such shares in accordance with the Option Agreement, the proper officers of the Company be, and they hereby are, authorized and directed, in the name and on behalf of the Company, to issue certificates representing such shares of Common Stock; that the par value thereof be designated as capital in the accounts of the Company; and that, upon the issuance of such certificates, the shares of Common Stock represented thereby shall be validly issued, fully paid, and non-assessable;

         RESOLVED FURTHER, that each officer of the Company, including Robert
C. Davenport whose signature appears on this Written Consent of the Sole Director, be, and each hereby is, authorized and empowered, in the name and on behalf of the Company, to take all such other actions and execute all such other documents as the officer taking such action or executing such documents shall deem necessary or desirable in order to carry out and perform the purposes of the foregoing resolutions, the taking of such actions or execution of such documents to be conclusive evidence of the necessity or desirability thereof; and

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         RESOLVED FURTHER, that any and all actions previously taken by any officer of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and hereby is, ratified, confirmed and approved as the act and deed of the Company.



LOAN FROM CONGRESS FINANCIAL CORPORATION

         WHEREAS, the Company desires to enter into certain financing arrangements with CONGRESS FINANCIAL CORPORATION (WESTERN) ("Congress"); and

         WHEREAS, in order to induce Congress to enter into the financing arrangements, the Company has agreed to grant Congress a security interest in and lien upon certain assets and property of the Company as set forth in the Loan and Security Agreement to be entered into between the Company and Congress; and

         WHEREAS, the Company deems the financing arrangements with Congress to be in its best interests;

         NOW THEREFORE, BE IT RESOLVED, that any of the officers or agents of the Company, and each of them, are hereby authorized, directed and empowered to make, execute and deliver, either jointly or severally, for and on behalf of and in the name of the Company, financing, security and other agreements with Congress (including, without limitation, the Loan and Security Agreement) relating to the terms and conditions upon which the financing arrangements may be obtained from Congress and to the security to be furnished by the Company therefor, related Uniform Commercial Code financing statements, and any and all amendments, supplements, modifications, extensions, renewals, replacements and agreements, documents and instruments relating to the foregoing or requested by Congress;

         RESOLVED FURTHER, that said documents shall be substantially in the form presented to the Board;

         RESOLVED FURTHER, that any of the officers or agents of the Company, and each of them, are hereby authorized, directed and empowered, for and on behalf of and in the name of the Company: (a) to borrow from Congress such amount or amounts of money or obtain such other financial accommodations as may be made available to the Company by Congress at this time or any other time;
(b) to extend or renew any loan or loans or any installment of principal or interest thereof, or any indebtedness owing to Congress; and (c) to enter into such financing arrangements at this time or at any other time as they, or any of them may see fit;

         RESOLVED FURTHER, that the officers and agents of the Company, and each of them, for and on behalf of and in the name of the Company, are hereby authorized, directed and empowered to make, execute and deliver, from time to time, the note or notes of the Company, evidencing said loan or loans, extensions or renewals, and to sell, transfer, lease, assign, hypothecate, set over, otherwise transfer, grant security interests in, mortgage

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or pledge any or all of the property of the Company, real, personal, or mixed, tangible or intangible, now owned or hereafter acquired as security or otherwise, as required under the Loan and Security Agreement;

         RESOLVED FURTHER, that said officers and agents, and each of them, are hereby authorized, directed and empowered to execute and deliver any and all instruments, papers and documents and to do all other acts that they may deem convenient or proper to effectuate the purpose and intent hereof or to further secure Congress from time to time or otherwise;

         RESOLVED FURTHER, that the form of resolutions, if any, not inconsistent with these resolutions, required by Congress to be adopted by the Directors of the Company is hereby deemed to be adopted and approved and the Secretary or the Treasurer of the Company is hereby directed to attach to this written consent a copy thereof as so deemed adopted;

         RESOLVED FURTHER, that all actions heretofore taken and all documentation heretofore delivered by any of said officers, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of the Company in accordance with the respective terms and provisions thereof;

         RESOLVED FURTHER, that the authorization herein set forth shall remain in full force and effect until written notice of their modification or discontinuance shall be given to and actually received by Congress at its address designated in the documents mentioned above, but no such modification or discontinuance shall affect the validity of the acts of any person, authorized to so act by these resolutions, performed prior to the receipt of such notice by Congress.

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         IN WITNESS WHEREOF, the undersigned, constituting the sole director of the Company, has executed this Unanimous Written Consent as of the 30th day of January, 1997.

                             /s/ Robert C. Davenport
                             ------------------------
                             Robert C. Davenport













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